EX-99 COD ETH 2

PACHOLDER HIGH YIELD FUND, INC.

CODE OF ETHICS

Adopted Pursuant to Rule 17j-l under

the Investment Company Act of 1940

This Code of Ethics (“Code”), adopted pursuant to Rule 17j-l under the 1940 Act, is intended to prevent persons who have access to current information concerning the Fund’s portfolio securities transactions from engaging in fraudulent, deceptive, or manipulative acts, practices, or courses of business in connection with the purchase or sale of securities held or to be acquired by the Fund.

J.P. Morgan Investment Management Inc., the Fund’s investment adviser, has adopted the JPMorgan Asset Management Code of Ethics (the “JPMorgan Code”), a separate code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act. Access Persons (as defined below) who are officers, directors, or employees of JPMorgan Asset Management are subject to and are required to comply with the JPMorgan Code.

1. DEFINITIONS

As used in this Code, the following terms have the meanings set forth below:

“Access Person” means (i) any director, officer, or employee of the Fund or the Adviser (or of any company in a control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or normally obtains information regarding, the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and (ii) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

“Adviser” means J.P. Morgan Investment Management Inc., or any other “investment adviser” of the Fund within the meaning of Section 2(a)(20) of the 1940 Act.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

“Beneficial ownership” is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Exchange Act in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act.

“Compliance Department” means the JPMorgan Asset Management Compliance Department, acting pursuant to authority delegated by the Fund’s Board of Directors.

“Control” has the same meaning as in Section 2(a)(9) of the 1940 Act.

“Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the Government of the United States; bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments,1 including repurchase agreements; and shares issued by registered open-end investment companies (other than registered open-end investment companies for which JPMorgan Asset Management acts as the investment adviser, sub-adviser, or principal underwriter and exchange traded funds (ETFs)).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

“Fund” means Pacholder High Yield Fund, Inc.

“Independent Director” means a Fund director who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

“Investment Personnel” means (i) any employee of the Fund or the Adviser (or of any company in a control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; and (ii) any natural person who controls the Fund or the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

1	For this purpose, the Securities and Exchange Commission interprets “high quality short-term debt instruments” to mean any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

“1940 Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

“Public Company” means any company subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security.

“Security Held or to be Acquired by the Fund” means any Covered Security which, within the most recent 15 days, is or has been held by the Fund; or is being or has been considered by the Fund or the Adviser for purchase by the Fund; and any option to purchase or sell, and any security convertible into or exchangeable for, such Covered Security.

2. STATEMENT OF GENERAL PRINCIPLES

This Code of Ethics is based on the following general fiduciary principles applicable to officers, directors, and employees of the Fund and the Adviser:

(1)	the duty at all times to place the interests of Fund shareholders first;

(2)	the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid an actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

(3)	the fundamental standard that Fund and Adviser personnel should not take inappropriate advantage of their positions.

Persons covered by this Code must, at a minimum, adhere to these general principles as well as comply with the Code’s specific provisions. It bears emphasis that technical compliance with the Code’s procedures will not automatically insulate from scrutiny trades or other activities that show a pattern of abuse of the individual’s fiduciary duties to the Fund.

3. UNLAWFUL ACTIONS

It is unlawful and a violation of this Code for any Access Person, in connection with the purchase or sale, directly or indirectly, by the Access Person of a Security Held or to be Acquired by the Fund:

(1)	To employ any device, scheme or artifice to defraud the Fund;

(2)	To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4)	To engage in any manipulative practice with respect to the Fund.

4. PROHIBITED TRANSACTIONS AND CONDUCT

(a) No Access Person shall:

(1) Purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, a direct or indirect beneficial ownership interest and which he or she knows, or should have known, at the time of such purchase or sale (i) is being purchased or sold by the Fund; or (ii) is being considered for purchase or sale by the Fund;

(2) Induce or cause the Fund to take action, or fail to take action, for the purpose of achieving a personal benefit, rather than a benefit to the Fund; or

(3) Use his or her knowledge of the Fund’s portfolio transactions to profit from the market effect of such transactions.

For purposes of paragraph (a)(1)(ii) above, a Covered Security is being considered for purchase or sale when a recommendation to purchase or sell the Covered Security has been made and, with respect to a person determining which recommendations will be made, when such person seriously considers making the recommendation.

The Compliance Department may grant exceptions on a case-by-case or general basis for any transactions that would otherwise be prohibited by paragraph (a)(1) above.

(b) All Investment Personnel shall obtain approval from the Compliance Department before directly or indirectly acquiring any beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

(c) All Access Persons are prohibited from receiving any gift, favor, preferential treatment, valuable consideration, or other thing of more than de minimis value in any year from any person or entity from, to, or through which the Fund purchases or sells securities, or from an issuer of securities. For purposes of this limitation, “de minimis value” means $100 or less.

(d) All Access Persons shall obtain approval from the Compliance Department and the President of the Fund before serving on the board of directors of any Public Company. In the event board service is authorized, Access Persons serving as directors of Public Companies shall have an affirmative duty to recuse themselves from participating in any deliberations by the Fund involving the Public Companies on whose boards they serve.

(e) The prohibitions of paragraph (a)(1) and (b) of this Section 4 shall not apply to:

(1)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

(2)	Purchases or sales that are non-volitional on the part of either the Access Person or the Fund; and

(3)	Purchases that are part of an Automatic Investment Plan.

5. REPORTING AND CERTIFICATION REQUIREMENTS

(a) Unless excepted by paragraph (d) below, every Access Person shall report the following:

1. Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

(i)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and

(ii)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; or

(iii)	In the event the Access Person had no beneficial ownership in any Covered Securities as of such date, either a statement to that effect or the word “None” (or some similar designation); and

(iv)	The date that the report is submitted by the Access Person.

2. Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, the following information:

(A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

(i)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price of the Covered Security at which the transaction was effected; and

(iv)	The name of the broker, dealer or bank through which the transaction was effected; or

(v)	In the event there were no transactions in a Covered Security during the quarter, either a statement to that effect or the word “None” (or some similar designation); and

(vi)	The date that the report is submitted by the Access Person.

(B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(i)	The name of the broker, dealer or bank with whom the Access Person established the account; and

(ii)	The date the account was established; or

(iii)	In the event there were no accounts established during the quarter, either a statement to that effect or the word “None” (or some similar designation); and

(iv)	The date that the report is submitted by the Access Person.

3. Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(i)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; and

(ii)	The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; or

(iii)	In the event the Access Person had no beneficial ownership in any Covered Securities as of such date, either a statement to that effect or the word “None” (or some similar designation); and

(iv)	The date that the report is submitted by the Access Person.

(b) Any report required by this Section 5 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates. All reports made by Access Persons pursuant to this Section 5 shall be made to and reviewed by the Compliance Department.

(c) The Compliance Department shall identify all Access Persons who are required to make reports under this Code and shall inform them of their reporting obligations. All Access Persons shall certify in writing or electronically at least annually that (i) they have read and understand, and recognize that they are subject to, this Code and, if applicable, the JPMorgan Code; and (ii) they will comply with the requirements of this Code and, if applicable, the JPMorgan Code, including reporting all information required to be reported thereby.

(d) Notwithstanding paragraph (a) of this Section 5:

(1) An Access Person need not make a report under paragraph (a) with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

(2) An Independent Director who would be required to make a report solely by reason of being a Fund director need not make:

(A) an initial holdings report under paragraph (a)(1) and an annual holdings report under paragraph (a)(3); and

(B) a quarterly transaction report under paragraph (a)(2), unless the Independent Director knew or, in the course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director’s transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or the Adviser considered purchasing or selling the Covered Security.

(3) An Access Person subject to the JPMorgan Code need not make a separate report pursuant to paragraph (a) to the extent that the information in the report would duplicate information in a report being made pursuant to the JPMorgan Code.

(4) An Access Person need not make a quarterly transaction report under paragraph (a)(2) if the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Department with respect to the Access Person in the time period required by paragraph (a)(2), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Compliance Department.

(5) An Access Person need not make a quarterly transaction report under paragraph (a)(2) with respect to transactions effected pursuant to an Automatic Investment Plan.

7. SANCTIONS

The Fund may impose such sanctions for violations of this Code as are deemed appropriate. In circumstances where a member of an Access Person’s household commits a violation, any sanction will be imposed on the Access Person.

Revised: May 22, 2006

(Updated Adviser name: January, 2007)